SmartHeat Inc. Announces Record 2008 Annual Results - Revenues Up 146%, Net Income Up203%, EPS of $0.29, Anticipates Rapid Earnings Growth in 2009 from Clean Technology Energy Savings Product Sales

•	2008 revenue of $32.7 million, up 146% compared to $13.3 million in 2007
•	2008 net income of $6.34 million, up 203% compared to $2.09 million in 2007
•	2008 earnings per share (EPS) of $0.29, up 164% compared to $0.11 in 2007
•	Benefits from China’s national economic stimulus plan towards clean technology energy savings industry
•	Anticipates growth momentum to continue in 2009

NEW YORK, March 18 /PRNewswire-Asia/ -- SmartHeat Inc. (Nasdaq: HEAT - News; website: www.smartheatinc.com), a market leader in China's clean technology energy savings industry today announced audited 2008 financial results for the fiscal year ended December 31, 2008. SmartHeat is a US company with its primary operations in China. SmartHeat was the first China based company listed on NASDAQ in 2009.

In 2008, SmartHeat experienced continued rapid growth in a favorable market environment. Increased product sales were directly attributed to strong brand name, broader market acceptance of the Company’s products and services, deeper market penetration as well as economic expansion in China’s energy savings industry. SmartHeat’s advanced clean technology energy savings products significantly reduce heat energy waste, lower heat energy costs and reduce air pollution.

Record 2008 Revenue

•	Revenue of $32.7 million, up 146% compared to $13.3 million in 2007.

•	Revenue increase was primarily due to the significant increase in sales to new and existing customers.

Record 2008 Earnings

•	Net income of $6.34 million, up 203% compared to $2.09 million in 2007.

•	Net income increase was primarily due to rapid growth in revenue and reductions in costs from improved economies of scale and continuing efforts to increase the efficiency of operations.

Anticipates Significant Sales Growth in 2009 in a Favorable Market Environment

In addition to anticipated new customer orders through organic growth, SmartHeat is a beneficiary of China’s favorable environmental policies. China has allocated significant resources within its national economic stimulus plan to increase government spending on environmental protection related products and technology. SmartHeat stands to greatly benefit from these initiatives as the Company’s products directly address efficient energy use and reduction in air pollution.

Management Comments: 2008 Financial Results and 2009 Market Guidance

James Jun Wang, CEO of SmartHeat, commented: “Our audited 2008 financial results exceeded management’s financial performance targets as we laid out in early 2008. SmartHeat expects to experience significant product sales in 2009 as China has made reduction in air pollution a national priority through stronger environmental protection measures, greater funding efforts and broad mandates for clean technology energy savings equipment use. Based on significantly increased product orders received in the first two months in 2009 compared to the same period in 2008, SmartHeat anticipates strong product sales and earnings growth in 2009 from all sectors of our customer base: government, industrial, commercial and consumers. We look forward to another year of record earnings in 2009.”

About SmartHeat Inc.

SmartHeat Inc. (www.smartheatinc.com) is a NASDAQ Global Market listed (Nasdaq: HEAT - News) US company with its primary operations in China. SmartHeat is a market leader in China's clean technology energy savings industry. SmartHeat manufactures standard plate heat exchangers and custom plate heat exchanger units. SmartHeat’s products directly address air pollution problems in China where massive coal burning for cooking and heating purposes is the only source of economical heat energy in China. With broad product applications, SmartHeat's products significantly reduce heating costs, increase energy use and reduce air pollution. SmartHeat’s customers include global Fortune 500 companies as well as municipalities and industrial/residential users. China's heat transfer market is currently estimated at approximately $2.4 billion with double-digit annual growth according to China Heating Association.

Safe Harbor Statement

All statements in this press release that are not historical are forward- looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. There can be no assurance that actual results will not differ from the company's expectations. SmartHeat's actual results may differ from its projections. Further, preliminary results are subject to normal year-end adjustments. You are cautioned not to place undue reliance on any forward-looking statements in this press release as they reflect SmartHeat's current expectations with respect to future events and are subject to risks and uncertainties that may cause actual results to differ materially from those contemplated. Potential risks and uncertainties include, but are not limited to, the risks described in SmartHeat's filings with the Securities and Exchange Commission.

    Contact Information:
    Ms. Jane Ai, Corporate Secretary
    SmartHeat Inc.
    Tel: 011-86-13309831658
    Email: info@smartheatinc.com

SMARTHEAT, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

	AS OF DECEMBER 31, 2008	AS OF DECEMBER 31, 2007

ASSETS

CURRENT ASSETS
Cash & cash equivalents	$1,435,212	$393,147
Restricted cash	462,048	537,098
Accounts receivable, net	11,390,169	4,762,822
Retentions receivable	290,852	191,319
Advances to suppliers	412,524	158,750
Other receivables, prepayments and deposits	698,834	766,231
Inventories	6,107,583	7,928,408
Due from related party	-	118,560
Note receivable	14,631	-

Total current assets	20,811,853	14,856,335

NON-CURRENT ASSETS
Restricted cash	219,472	-
Accounts receivable, net	310,810	949,998
Retentions receivable	166,912	169,309
Intangible assets, net	1,155,131	534,208
Property and equipment, net	2,436,553	2,040,809

Total noncurrent assets	4,288,878	3,694,324

TOTAL ASSETS	$25,100,731	$18,550,659

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$1,210,906	$3,128,585
Unearned revenue	850,408	3,125,406
Taxes payable	1,327,775	503,010
Accrued liabilities and other payables	1,330,812	807,700
Due to related party	-	445,990
Due to minority shareholder	5,303	-
Loans payable	2,443,450	4,619,856

Total current liabilities	7,168,654	12,630,547

DEFERRED TAX LIABILITY	38,854	-

COMMITMENTS AND CONTINGENCIES

MINORITY INTEREST	-	-

STOCKHOLDERS' EQUITY
Common stock, $0.001 par value; 75,000,000 shares authorized, 24,179,900 and 18,500,000 shares issued and outstanding at December 31, 2008 and December 31, 2007, respectively	24,180	18,500
Paid in capital	8,223,453	3,102,132
Statutory reserve	1,150,542	506,532
Accumulated other comprehensive income	984,629	473,859
Retained earnings	7,510,419	1,819,089

Total stockholders' equity	17,893,223	5,920,112

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$25,100,731	$18,550,659

The accompanying notes are an integral part of these consolidated financial statements

SMARTHEAT, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME

	FOR THE YEARS ENDED DECEMBER 31,
	2008	2007

Net sales	$32,676,082	$13,273,151

Cost of goods sold	21,717,735	8,667,353

Gross profit	10,958,347	4,605,798

Operating expenses
Selling expenses	1,564,977	1,681,624
General and administrative expenses	1,851,693	687,466

Total operating expenses	3,416,670	2,369,090

Income from operations	7,541,677	2,236,708

Non-operating income (expenses)
Interest income	405,266	175,084
Interest expense	(314,192)	(230,905)
Other income	11,738	45,126
Other expenses	(13,709)	(16,939)
Exchange loss	(12,044)	-
Subsidy income	16,230	52,591

Total non-operating income	93,289	24,957

Income before income tax	7,634,966	2,261,665

Income tax expense	1,293,660	175,647

Income after income tax	6,341,306	2,086,018

Less: minority interest	5,966	(1,873)

Net income	6,335,340	2,087,891

Other comprehensive item
Foreign currency translation	510,770	333,449

Comprehensive Income	$6,846,110	$2,421,340

Basic weighted average shares outstanding	22,176,322	18,500,000

Diluted weighted average shares outstanding	22,176,432	18,500,000

Basic earnings per share	$0.29	$0.11

Diluted earnings per share	$0.29	$0.11

The accompanying notes are an integral part of these consolidated financial statements

SMARTHEAT, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS

	FOR THE YEARS ENDED DECEMBER 31,
	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$6,335,340	$2,087,891
Adjustments to reconcile net income to net cash
used in operating activities:
Depreciation and amortization	252,598	104,055
Unearned interest on accounts receivable	(127,819)	(122,379)
Stock option compensation expense	5,613	-
Decrease in deferred tax liability	(163)	-
Minority interest	5,966	(1,873)
(Increase) decrease in current assets:
Accounts receivable	(4,943,868)	(2,526,521)
Retentions receivable	(74,797)	70,446
Advances to suppliers	62,759	(45,386)
Other receivables, prepayments and deposits	182,577	(327,734)
Inventory	2,405,678	(2,184,063)
Receivables from related party	-	(86,242)
Increase (decrease) in current liabilities:
Accounts payable	(2,389,649)	979,881
Unearned revenue	(2,993,636)	1,265,085
Taxes payable	779,408	326,053
Accrued liabilities and other payables	(261,040)	513,507
Payables to related party	-	(54,761)

Net cash used in operating activities	(761,033)	(2,041)

CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in restricted cash	(108,040)	(135,915)
Cash purchased at acquisition	55,426	-
Acquisition of property & equipment	(439,861)	(909,280)
Note receivable	(14,635)	-

Net cash used in investing activities	(507,110)	(1,045,195)

CASH FLOWS FROM FINANCING ACTIVITIES:
Change in due to minority shareholders	(663)	-
Change in due from / (to) shareholder	(343,913)	(558,243)
Short term loans	(2,447,804)	1,774,966
Capital contribution	5,100,000	-

Net cash provided by financing activities	2,307,620	1,216,723

EFFECT OF EXCHANGE RATE CHANGE ON CASH & CASH EQUIVALENTS	2,588	21,365

NET INCREASE IN CASH & CASH EQUIVALENTS	1,042,065	190,852

CASH & CASH EQUIVALENTS, BEGINNING OF YEAR	393,147	202,295

CASH & CASH EQUIVALENTS, END OF YEAR	$1,435,212	$393,147

Supplemental Cash flow data:
Income tax paid	$660,127	$134,033
Interest paid	$274,969	$280,719

The accompanying notes are an integral part of these consolidated financial statements